Exhibit 11


Following is information about the computation of the earnings per share (EPS) data for the quarters ended March 31, 2001 and 2000:

                                            For the Quarter Ended March 31, 2001
                                            ------------------------------------
                                              Income       Shares      Per-Share
                                            (Numerator) (Denominator)    Amount
Basic EPS
Income available to common stockholders ..   $ 102,292    4,530,310    $   0.02
                                                                       ========

Effect of Diluted Securities
Employee stock options ...................          --           --
                                             ----------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions .............   $ 102,292    4,530,310    $   0.02
                                             ===================================

                                            For the Quarter Ended March 31, 2000
                                            ------------------------------------
                                              Income       Shares      Per-Share
                                            (Numerator) (Denominator)   Amount
                                            ------------------------------------
Basic EPS
Income available to common stockholders ..   $ 340,343    4,555,897    $   0.08
                                                                       ========

Effect of Diluted Securities
Employee stock options ...................         --            --
                                             ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions .............   $ 340,343    4,555,897    $   0.08
                                             ======================